        As filed with the Securities and Exchange Commission on January 22, 1999
                                                    Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             MEDICAL RESOURCES, INC.
               (Exact name of issuer as specified in its charter)

            Delaware                                            13-3584552
---------------------------------                         ----------------------
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                                155 State Street
                          Hackensack, New Jersey 07601
                          ----------------------------
                    (Address of principal executive offices)

                 Medical Resources, Inc. 1998 Stock Option Plan
      Medical Resources, Inc. 1998 Non-Employee Director Stock Option Plan
          Medical Resources, Inc. 1998 Employment Incentive Option Plan
                Medical Resources, Inc. 1996 Stock Option Plan B
      --------------------------------------------------------------------
                            (Full title of the plans)

                               Duane C. Montopoli
                             Chief Executive Officer
                             Medical Resources, Inc.
                                155 State Street
                          Hackensack, New Jersey 07601
                                 (201) 488-6230
                   ------------------------------------------
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                             Steven J. Gartner, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                          New York, New York 10019-4699
                                 (212) 728-8000

                         CALCULATION OF REGISTRATION FEE


---------------------   -------------   -----------------   -----------------   -------------
                        Amount to be    Proposed maximum    Proposed maximum      Amount of
Title of securities      registered      offering price         aggregate       registration
to be registered            (1)             per share        offering price          fee
---------------------   -------------   -----------------   -----------------   -------------
Common Stock, par
value $0.01 per share   753,441         $2.375(2)           $1,789,422.38(2)    $497.46


(1) This Registration Statement covers 753,441 shares issuable under the Medical Resources, Inc. 1998 Stock Option Plan, the Medical Resources, Inc. 1998 Non-Employee Director Stock Option Plan, the Medical Resources, Inc. 1998 Employment Incentive Option Plan, and the Medical Resources, Inc. 1996 Stock Option Plan B. In addition, this Registration Statement covers an indeterminable number of additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low prices of the Common Stock as reported on NASDAQ on January 20, 1999.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents, filed with the Securities and Exchange Commission (the "Commission") by Medical Resources, Inc. (the "Company"), are incorporated herein by reference:

              (a) The Company's annual report filed on Form 10-K (File No. 1-12461) on June 1, 1998, and Form 10-K/A on September 29, 1998, for the fiscal year ended December 31, 1997, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

              (b) The Company's quarterly reports on Form 10-Q and Form 10-Q/A for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 filed with the Commission pursuant to the Exchange Act.

              (c) The Company's current reports on Form 8-K and Form 8-K/A, filed with the Commission pursuant to the Exchange Act on January 12, 1998, January 16, 1998, April 8, 1998, April 16, 1998, May 20, 1998,
         July 10, 1998 and January 22, 1999.

              (d) The description of the Company's common stock, par value $0.01 per share (the "Stock") contained in the Company's Registration Statement on Form 8-A (File No. 0-20440) filed pursuant to the Exchange Act on September 12, 1996.

         In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") empowers the Company to, and the Certificate of Incorporation of the Company provides that it shall, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of the Company, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         The Company's Certificate of Incorporation provides, pursuant to
Section 145 of the DGCL, for indemnification of officers, directors, employees and agents of the Company and persons serving at the request of the Company in such capacities within other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their position with the Company or such other business organizations.

         Article Ninth of the Company's Certificate of Incorporation limits a director's liability in accordance with Section 102(b) of the DGCL. Specifically, Article Ninth provides that no director of the Company shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth also provides that if the DGCL is further amended to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL.

         In May 1997, the Company entered into an indemnification agreement (the "Agreement" and collectively, the "Agreements") with each member of the Company's Board of Directors (each, a "Member"). The Agreements provide that each Member is indemnified to the fullest extent permitted by Delaware law. In connection with any litigation for which a Member is entitled to indemnification, the Agreement provides that the Member may request that the Company make advances of fees and expenses prior to the final disposition of such action as long as the Member signs an undertaking to repay such amounts if it is ultimately determined that the Member is not entitled to indemnification. If the Company does not pay in full a claim for indemnification made by a Member, the member may recover all expenses (including attorney's fees and expenses) of bringing such action, as well as the amount of such claim. In any event, the Company is still required to make advance interim payments to the Member prior to the final disposition of any such controversy. Pursuant to the Agreements, each Member shall have the right to reasonably approve the legal counsel selected by the Company to defend any action to which the member is involved and, in certain cases, to have separate counsel represent the Member at the Company's expense. In addition, the Registrant has entered into separate employment agreements with Duane C. Montopoli, Geoffrey A. Whynot and Christopher J. Joyce that provide for indemnification on the same terms and conditions as those set forth in the Agreements described above.

         The Registrant has purchased insurance on behalf of its officers and directors for liabilities arising out their capacities as such.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

Exhibit No.    Description
-----------    -----------

   4.1 Common Stock Specimen Certificate (incorporated herein by reference to the Company's Registration Statement on Form S-1 (File No. 33-48848)).

   4.2 Shareholder Rights Plan of the Company, dated September 15, 1996 (incorporated herein by reference to the Company's Current Report on Form 8-K dated September 13, 1996).

   5 Opinion of Christopher J. Joyce, Esq., counsel to the Company, as to the legality of the shares being offered.

   23.1        Consent of Ernst & Young LLP.

   23.2        Consent of PricewaterhouseCoopers LLP.

   23.3        Consent of Christopher J. Joyce, Esq. (contained in Exhibit 5).

   24          Power of Attorney (reference is made to the signature page).


Item 9.  UNDERTAKINGS.

         (a) The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses
         (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Company pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey, on this 22nd day of January 1999.


                                            MEDICAL RESOURCES, INC.


                                            By:  /s/ Christopher J. Joyce
                                                 ---------------------------
                                                 Christopher J. Joyce, Esq.
                                                 Senior Vice President -
                                                   Legal Affairs and
                                                   Administration and
                                                   Secretary

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher J. Joyce, Esq. his true and lawful attorney-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                    Capacity                       Date
---------                    --------                       ----

/s/ Duane C. Montopoli       Chief Executive Officer        January 22, 1999
------------------------     and Director (Principal
Duane C. Montopoli           Executive Officer)

/s/ Geoffrey A. Whynot       Chief Financial Officer        January 22, 1999
------------------------     and Senior Vice President -
Geoffrey A. Whynot           Finance
                             (Principal Financial Officer/
                             Principal Accounting
                             Officer)

/s/ Sally W. Crawford        Director                       January 21, 1999
------------------------
Sally W. Crawford

/s/ Peter B. Davis           Director                       January 21, 1999
------------------------
Peter B. Davis

/s/ Gary L. Fuhrman          Director                       January 21, 1999
------------------------
Gary L. Fuhrman

/s/ John H. Josephson        Director                       January 21, 1999
------------------------
John H. Josephson

/s/ Gary N. Siegler          Director                       January 22, 1999
------------------------
Gary N. Siegler

                             Chairman of the Board          January __, 1999
------------------------     and Director
D. Gordon Strickland

                                INDEX TO EXHIBITS

Exhibit No.    Description
-----------    -----------

   5 Opinion of Christopher J. Joyce, Esq., counsel to the Company, as to the legality of the shares being offered.

   23.1        Consent of Ernst & Young LLP.

   23.2        Consent of PricewaterhouseCoopers LLP.

   23.3        Consent of Christopher J. Joyce, Esq. (contained in Exhibit 5).

   24          Power of Attorney (reference is made to the signature page).